                               OFFER TO PURCHASE
                     ALL OUTSTANDING SHARES OF COMMON STOCK
       AND ALL OUTSTANDING SHARES OF SERIES A CONVERTIBLE PREFERRED STOCK
   (INCLUDING, IN EACH CASE, THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)
                                       OF
                              HILLS STORES COMPANY
                                       AT
                          $1.50 NET PER SHARE IN CASH
                                      PLUS
                        A DEFERRED CONTINGENT CASH RIGHT
           (AS DESCRIBED IN THE OFFER TO PURCHASE REFERRED TO HEREIN)
                                       BY
                             HSC ACQUISITION CORP.,
                           A WHOLLY-OWNED SUBSIDIARY
                                       OF
                          AMES DEPARTMENT STORES, INC.

--------------------------------------------------------------------------------
  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON WEDNESDAY, DECEMBER 16, 1998, UNLESS THE OFFER IS EXTENDED.
--------------------------------------------------------------------------------

                                                               November 18, 1998

To Our Clients:

     Enclosed for your consideration are the Offer to Purchase, dated
November 18, 1998 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by HSC Acquisition Corp., a Delaware corporation ("Purchaser") and wholly-owned subsidiary of Ames Department Stores, Inc., a Delaware corporation ("Parent"), to purchase for cash all outstanding shares of (i) common stock, par value $0.01 per share (the "Common Stock"), including the preferred stock purchase rights associated therewith issued pursuant to the Rights Agreement (as defined in the Offer to Purchase) (the "Rights" and, together with the Common Stock, the "Common Shares"), and (ii) series A convertible preferred stock, par value $0.10 per share (the "Preferred Stock"), including the associated Rights (the Preferred Stock, together with the associated Rights, the "Preferred Shares"; and, together with the Common Shares, the "Shares"), of Hills Stores Company, a Delaware corporation (the "Company"), at a purchase price of $1.50 per Share, net to you in cash, plus a Deferred Contingent Cash Right (as described in the Offer to Purchase). WE ARE THE HOLDER OF RECORD OF SHARES HELD FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE ENCLOSED LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

     Your attention is invited to the following:

     1. The offer price is $1.50 per Share, net to you in cash, without interest, plus a Deferred Contingent Cash Right (as described in the Offer to Purchase).

     2. The Offer is being made for all outstanding Shares.

     3. The Board of Directors of the Company has unanimously approved the Merger Agreement (as defined in the Offer to Purchase) and the transactions contemplated thereby, including the Offer and the Merger (each as defined in the Offer to Purchase), and has unanimously determined that the Offer and the Merger are fair to, and in the best interests of, the Company's stockholders and unanimously recommends that the stockholders accept the Offer and tender their Shares pursuant to the Offer.

     4. The Offer and withdrawal rights expire at 12:00 Midnight, New York City time, on Wednesday, December 16, 1998, unless the Offer is extended.

     5. The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn prior to the Expiration Date (as defined in the Offer to Purchase) that number of Shares which, when added to the Shares beneficially owned by Parent, Purchaser or any of their affiliates (if any), constitutes at least 60% of the then outstanding Shares on the date Shares are accepted for payment. The Offer is also subject to the other conditions set forth in the Offer to Purchase. See the Introduction and Sections 1 and 14 of the Offer to Purchase.

     6. Any stock transfer taxes applicable to the sale of Shares to Purchaser pursuant to the Offer will be paid by Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

     Except as disclosed in the Offer to Purchase, Purchaser is not aware of any state in which the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. In any jurisdiction in which the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

     If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the instruction form set forth on the reverse side of this letter. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the reverse side of this letter. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer.

                        INSTRUCTIONS WITH RESPECT TO THE
                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                    AND SERIES A CONVERTIBLE PREFERRED STOCK
   (INCLUDING, IN EACH CASE, THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)
                                       OF
                              HILLS STORES COMPANY

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated November 18, 1998 and the related Letter of Transmittal in connection with the Offer by HSC Acquisition Corp., a Delaware corporation ("Purchaser") and wholly-owned subsidiary of Ames Department Stores, Inc., a Delaware corporation ("Parent"), to purchase all outstanding shares of
(i) common stock, par value $0.01 per share (the "Common Stock"), including the preferred stock purchase rights associated therewith issued pursuant to the Rights Agreement (as defined in the Offer to Purchase) (the "Rights" and, together with the Common Stock, the "Common Shares"), and (ii) series A convertible preferred stock, par value $0.10 per share (the "Preferred Stock"), including the associated Rights (the Preferred Stock, together with the associated Rights, the "Preferred Shares"; and, together with the Common Shares, the "Shares"), of Hills Stores Company, a Delaware corporation.

     This will instruct you to tender the number of Shares indicated below (or if no number is indicated below, all Shares) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Number of Common Shares to be Tendered:*

_________

Number of Preferred Shares to be Tendered:*

_________


Dated: ___________________________, 199   ______________________________________

                                          ______________________________________
                                                       Signature(s)
                                          ______________________________________
                                                      Print Name(s)
                                          ______________________________________

                                          ______________________________________
                                                       Address(es)
                                          ______________________________________
                                              Area Code and Telephone Number
                                          ______________________________________
                                             Tax ID or Social Security Number
___________________
* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.